Amendment No. 2
to
Loan Commitment

Reference is made to that certain Loan Commitment dated May 9, 2019 (the "Original Commitment"), as amended by that certain Amendment to Loan Commitment dated May 10, 2019 (the "First Amendment"; the Original Commitment, as amended by the First Amendment, the "Commitment"), pursuant to which Rushing Development Co., Ltd. ("RDC") and Well Thrive Limited ("WTL", and together with RDC, each a "Lender" and collectively the "Lenders") have committed to make loans of up to $20,000,000 ($10,000,000 each) to Aerkomm, Inc (the "Company"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Commitment.

Pursuant to this Amendment No. 2 to Loan Commitment (this "Second Amendment"), the Lenders are agreeing to increase the percentage of earlier closing amount (as described in the First Amendment) to 100%. In other words, the Lenders hereby agree to each make a loan of up to $10,000,000 to the Company prior to the date the title of the Land is vested in the Company's subsidiary Aerkomm Taiwan, in accordance with the terms and conditions set forth in the Original Commitment as amended by the First Amendment (except to change "25%" as set forth in the First Amendment to "100%").

AERKOMM, INC.

By: ____________________ Date: April 25, 2022
Name: Louis Giordimaina
Title: CEO

RISING DEVELOPMENT CO., LTD.

By: 張吉了 ____________________ Date: April 25, 2022
Name: CHANG, CHI-HUNG
Title: Chairman

WELL THRIVE LIMITED

By: ____________________ Date: April 25, 2022
Name: CHANG, SHENG-CHUN
Title: Chairman